Exhibit 10.1
EDDIE BAUER HOLDINGS, INC.
STOCK ONLY STOCK APPRECIATION RIGHT AGREEMENT
     This Stock Only Stock Appreciation Right Agreement (this “Agreement”), is made and entered into as of                      (the “Date of Grant”), by and between Eddie Bauer Holdings, Inc., a Delaware corporation (the “Company”), and NAME (“Grantee”).
R E C I T A L S
     A. Capitalized terms used herein shall have the definitions as provided herein or in the 2007 Amendment and Restatement of the Eddie Bauer Holdings, Inc. 2005 Stock Incentive Plan.
AGREEMENT
     In consideration of the covenants and promises contained herein and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Grant.
          (a) The Company hereby grants to Grantee                      stock only stock appreciation rights (“SOSAR”) at an exercise price of $                     under and subject to the 2007 Amendment and Restatement of the Eddie Bauer Holdings, Inc. 2005 Stock Incentive Plan (the “Plan”). The SOSAR is the right to receive a number of shares of the Company’s Common Stock determined by taking the difference between (x) the closing price of the Common Stock on the Date of Grant multiplied by the number of SOSARs, and (y) the closing price of the Common Stock on the date of exercise, multiplied by the number of SOSARs. The Grantee will receive a number of shares of the Common Stock equal to the difference between the two amounts [(x) and (y) above], divided by the closing price of the Common Stock on the date of exercise. This SOSAR is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
          (b) The Company shall, in accordance with the Plan, establish and maintain a stock account for the Grantee, and such account shall be credited for the number of SOSARs granted to the Grantee. The stock account shall be credited for any securities or other property (including regular cash dividends) distributed by the Company in respect of its Common Stock. Any such property shall be subject to the same vesting schedule as the SOSARs to which they relate.
          (c) Until the SOSARs awarded to the Grantee shall have vested and become payable as specified in this Agreement, the SOSARs and any related securities, cash dividends or other property nominally credited to a Stock account may not be sold, transferred, or otherwise disposed of and may not be pledged or otherwise hypothecated.
     2. Exercise Period; Vesting. Unless expired as provided in Section 3 or terminated as provided in Section 4 of this Agreement, this SOSAR may be exercised from time to time after the Date of Grant set forth above to the extent the SOSAR has vested in accordance with the vesting schedule set forth below. The shares of Common Stock (the “Shares”) issued upon exercise of the SOSAR will be subject to the restrictions on transfer set forth in Section 9 below. Provided Grantee continues to provide continuous services as an employee, director or consultant (“Continuous Service”) to the Company or any affiliate, the SOSAR will become vested as follows:

Percentage of
Vesting Date	Shares Vested
1st Anniversary	25%
2nd Anniversary	50%
3rd Anniversary	75%
4th Anniversary	100%

A vested SOSAR may not be exercised for less than a full Share. If application of the vesting percentage causes a fractional Share to otherwise become exercisable, such Share shall be rounded down to the nearest whole Share for each year except for the last year in such vesting period, at the end of which vesting period the SOSAR shall become exercisable for the full remainder of the unexercised Shares subject to the SOSAR. Upon the occurrence of a Change in Control, upon retirement on or after age 65 and in the event of death or Disability, the SOSAR shall become 100% vested and exercisable. Except as otherwise provided in this Section, if the Grantee ceases Continuous Service for any other reason, the unvested portion of the SOSAR shall be forfeited immediately.
     3. Expiration. The SOSAR shall expire on                      (the “Expiration Date”) or earlier as provided in Section 4 below. It is the responsibility of the Grantee to exercise his/her rights under this Agreement prior to the expiration date.
     4. Termination of Continuous Service.
          (a) Termination for Cause. If the Grantee’s Continuous Service is terminated for Cause, all outstanding SOSARs granted to such Grantee shall be forfeited and expire as of the beginning of business on the date of such termination of Continuous Service. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether Grantee has been discharged for Cause.
          (b) Termination for Any Reason (other than For Cause) Including Retirement at or after Age 55 with at least 10 Years of Service If Grantee’s Continuous Service is terminated for any reason other than Cause, including Retirement at or after age 55 with at least 10 years of service, the unvested portion of the SOSAR shall be forfeited and expire at the close of business on the date of such termination. The SOSAR, to the extent (and only to the extent) that it would have been exercisable by Grantee immediately prior to such termination of Continuous Service, may be exercised by Grantee until the earlier of the Expiration Date or the date that is three months following the termination of the Grantee’s Continuous Service and the SOSAR shall thereafter terminate and cease to be exercisable.
          (c) Termination Because of Retirement on or after Age 65, Death or Disability. Upon Retirement on or after age 65, death or Disability of the Grantee, the SOSAR shall become 100% vested. If Grantee’s Continuous Service is terminated because of Retirement on or after age 65, death or Disability of Grantee, the SOSAR, to the extent exercisable by Grantee on the date of termination, may be exercised by Grantee (or Grantee’s legal representative) no later than 12 months after the date of termination, but in any event no later than the Expiration Date.
          (d) Termination Under Change in Control. If the Grantee’s Continuous Service is terminated as a result of a Change in Control, the SOSAR shall become 100% vested. The SOSAR, to the extent (and only to the extent) that it would have been exercisable by Grantee immediately prior to such termination of Continuous Service, may be exercised by Grantee until the earlier of the Expiration Date or the date that is three months following the termination of the Grantee’s Continuous Service and the SOSAR shall thereafter terminate and cease to be exercisable.
          (e) Extension of Termination Date. If the exercise of the SOSAR following the termination of the Grantee’s Continuous Service (other than upon the Grantee’s Retirement on or after age 65, death or Disability) would be prohibited at any time solely because the exercise of the SOSAR or issuance of Shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law requirement, then the SOSARs shall terminate on the earlier of (a) the Expiration Date, or (b) the expiration of a period after termination of the Grantee’s Continuous Service that is three months after the end of the period during which the exercise of the SOSAR would be in violation of such registration or other securities law requirements.

          (f) No Obligation to Employ. Nothing in the Plan or this Agreement shall confer on Grantee any right to continue in the employ of, or other relationship with, the Company or any affiliate, or limit in any way the right of the Company or any affiliate to terminate Grantee’s employment or other relationship at any time, with or without Cause.
     5. Manner of Exercise.
          (a) Stock Only Stock Appreciation Right Exercise Notice and Representations. To exercise this SOSAR, Grantee (or in the case of exercise after Grantee’s death or incapacity, Grantee’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed Stock Only Stock Appreciation Right Exercise Notice and Representations in the form attached hereto as Exhibit A, or in such other form as may be approved by the Administrator from time to time (the “Exercise Notice”), which shall include the following: (i) Grantee’s election to exercise the SOSAR, (ii) the number of SOSARs exercised (iii) the date of grant of such SOSARs; provided, however, if no date of grant is specified, the earliest granted, vested and exercisable SOSAR will be subject to the Exercise Notice; (iv) the account information for book entry of the Shares to Grantee’s account; and (v) any representations warranties and agreements regarding Grantee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws. Grantee shall not exercise SOSARs during a blackout period to the extent prohibited by the Company’s Insider Trading Policy. The Administrator shall have three business days after the date of receipt of the Exercise Notice to complete the book entry of the Shares. If someone other than Grantee exercises the SOSARs, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the SOSAR.
          (b) Limitations on Exercise. The SOSAR may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. The SOSAR may not be exercised for less than one Share or for a fractional Share. If a fractional Share would otherwise become exercisable, such Share shall be rounded down to the nearest whole Share for each year except for the last year of the applicable vesting period, at the end of which vesting period this SOSAR shall become exercisable for the full remainder of the unexercised Shares subject to the SOSAR.
          (c) Payment. All payments made under this Agreement shall be in Shares of Common Stock of the Company determined as provided in Section 1(a), above. The Administrator shall have three business days after the date of receipt of the Exercise Notice to complete the book entry of the Shares.
          (d) Tax Withholding. Prior to the payment of Shares upon exercise of the SOSAR, Grantee must pay or provide for the payment of any applicable federal, state and local withholding obligations of the Company. If the Administrator permits, Grantee also may provide for payment of withholding taxes upon exercise of the SOSAR by one or more of the following means, or combination thereof: (i) tendering a cash payment; (ii) (ii) tendering previously acquired shares of Common Stock with a fair market value, as determined by the Administrator in a manner consistent with the Plan, equal to or less than the minimum statutory amount of taxes required to be withheld by law, or (iv) by requesting that the Company retain Shares from the Shares otherwise issuable to the Grantee as a result of the exercise of this SOSAR, provided that no Shares are withheld with a fair market value, as determined by the Administrator in a manner consistent with the Plan, exceeding the minimum statutory amount of taxes required to be withheld by law (“Share Withholding”). In such case, the Company shall issue the net number of Shares to the Grantee by deducting the Shares retained from the Shares issuable upon exercise. Payment of the tax withholding by a Grantee who is an officer, director or other “insider” subject to Section 16(b) of the Exchange Act by a tender of Common Stock or in the form of Share Withholding is subject to pre-approval by the Administrator, in its sole discretion, in a manner that complies with the specificity requirements of Rule 16b-3 under the Exchange Act, including the name of the Grantee involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Grantee and the material terms of the SOSARs involved in the transaction.
          (e) Issuance of Shares. Provided that the Exercise Notice and circumstances are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Grantee, Grantee’s authorized assignee, or Grantee’s legal representative, and shall deliver by book entry or otherwise the certificates representing the Shares with the appropriate legends affixed thereto.

     6. Compliance with Laws and Regulations. The issuance of Common Stock upon exercise of the SOSAR shall be subject to compliance by the Company and the Grantee with all applicable requirements of securities laws, other applicable laws and regulations of any stock exchange or interdealer quotation system on which the Common Stock may be listed at the time of such issuance or transfer. The Grantee understands that the Company is under no obligation to register or qualify the Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance. Regardless of whether the shares of Common Stock that may be issued pursuant to this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Common Stock (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law. In connection with the grant or vesting of the SOSAR or the issuance of Common Stock on exercise of such Grant, the Grantee will make or enter into such written representations, warranties and agreements as the Administrator may reasonably request in order to comply with applicable securities laws or with this Agreement.
     7. Nontransferability of Stock Only Stock Appreciation Right. Except as provided herein, this SOSAR may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Grantee only by Grantee or in the event of Grantee’s incapacity, by Grantee’s legal representative. The terms of the SOSAR shall be binding upon the executors, administrators, successors and assigns of Grantee. This SOSAR may be transferred by domestic relations order.
     8. Privileges of Stock Ownership. Grantee shall not have any of the rights of a Stockholder with respect to any Shares until the Shares are issued to Grantee.
     9. Restrictions On Transfer.
          (a) Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.
          (b) Market Stand-Off. If an underwritten public offering by the Company of its equity securities occurs pursuant to an effective registration statement filed under the Securities Act, including a secondary public offering by the Company, the Grantee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, transfer the economic consequences of ownership or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Shares without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the “Market Stand-Off”). In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period. If there is any change in the number of outstanding shares of Common Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, dissolution or liquidation of the Company, any corporate separation or division (including, but not limited to, a split-up, a split-off or a spin-off), a merger or consolidation; a reverse merger or similar transaction, then any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off.

     10. Administration. The Compensation Committee of the Board or its duly authorized delegate (the “Administrator”) shall have discretionary authority to administer and interpret the terms of this Agreement. Any dispute regarding the interpretation of this Agreement shall be submitted by Grantee or the Company to the Administrator for review. The resolution of such a dispute by the Administrator shall be final and binding on the Company and Grantee and all other persons.
     11. Acceptance. Grantee hereby acknowledges receipt of a copy of this Agreement. Grantee has read and understands the terms and provisions thereof, and accepts the SOSAR subject to all the terms and conditions of this Agreement. Grantee acknowledges that there may be adverse tax consequences upon exercise of the SOSAR or disposition of the Shares and that Grantee should consult a tax advisor prior to such exercise or disposition.
     12. Section 409A Limitation. In the event the Administrator determines at any time that this SOSAR has been granted with an exercise price less than Fair Market Value of the Shares subject to the SOSAR on the date the SOSAR is granted (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code, notwithstanding any provision of the Plan or this SOSAR Agreement to the contrary, the SOSAR shall satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 8 of the Plan. The specified exercise date and term shall be the default date and term specified in Section 8 of the Plan. Notwithstanding the foregoing, the Company shall have no liability to Grantee or any other person if an SOSAR is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such SOSAR do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code and Section 8 of the Plan.
     13. No Right to Future Awards. This SOSAR grant is discretionary. This Agreement does not confer on Grantee any right or entitlement to receive another SOSAR grant or any other equity-based award at any time in the future or in respect of any future period.
     14. Representations and Warranties of Grantee. The Grantee represents and warrants to the Company that:
          (a) Agreement to Terms. The Grantee has received a copy of this Agreement and has read and understands the terms of this Agreement, and agrees to be bound by the terms and conditions. The Grantee acknowledges that there may be adverse tax consequences upon the exercise of the SOSAR or disposition of the shares and that the Grantee should consult a tax advisor prior to such time.
          (b) Cooperation. The Grantee agrees to sign such additional documentation as may reasonably be required from time to time by the Company.
          (c) Securities Representations. In addition, the Grantee hereby makes the following additional representations:
               (i) The Grantee is acquiring the shares of Common Stock for his own account for investment purposes only and not with a view towards distribution.
               (ii) The Grantee understands that the shares of Common Stock to be issued under this Agreement may not be registered under the Securities Act or under any state securities laws and therefore Grantee may not be able to dispose of any of the Common Stock unless and until such shares are subsequently registered under the Securities Act and applicable state securities laws or exemptions from such registration are available.
               (iii) The Grantee understands that Rule 144 promulgated under the Securities Act may indefinitely restrict transfer of the Common Stock so long as the Grantee remains an “affiliate” of the Company or if “current public information” about the Company (as defined in Rule 144) is not publicly available.

          (d) Obligation To Sell. Notwithstanding anything herein to the contrary, if at any time following Grantee’s acquisition of shares of Common Stock hereunder, stockholders of the Company owning 51% or more of the shares of the Company (on a fully diluted basis) (the “Control Sellers”) enter into an agreement (including any agreement in principal) to transfer all of their shares to any person or group of persons who are not affiliated with the Control Sellers, such Control Sellers may require each stockholder who is not a Control Seller (a “Non-Control Seller”) to sell all of their shares to such person or group of persons at a price and on terms and conditions the same as those on which such Control Sellers have agreed to sell their shares, other than terms and conditions relating to the performance or non-performance of services. For the purposes of the preceding sentence, an affiliate of a Control Seller is a person who controls, which is controlled by, or which is under common control with, the Control Seller. Grantee agrees to honor any obligations Grantee may have as a Non-Control Seller.
     15. Adjustment Upon Changes in Capitalization. If any change is made in the Common Stock subject to the Grant, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), then the number and class of shares relating to the SOSAR in effect prior to such change shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Common Stock or change in the Fair Market Value of such Common Stock resulting from such transaction; provided, however, that any fractional shares resulting from the adjustment may be eliminated by a cash payment. The Administrator shall make such adjustments in a manner that is intended to provide an appropriate adjustment that neither increases nor decreases the value of such Award as in effect immediately prior to such corporate change, and its determination shall be final, binding and conclusive. The conversion of any securities of the Company that are by their terms convertible shall not be treated as a transaction “without receipt of consideration” by the Company. The Administrator’s adjustment shall be effective, final, binding and conclusive for all purposes of this Agreement.
     16. Miscellaneous Terms.
          (a) Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Manager of Compensation, with a copy to the Company’s General Counsel, at the principal executive office of the Company at 10401 NE 8th Street, Suite 500, Bellevue, WA 98004 and to the Grantee at the address appearing in the records of the Company for the Grantee or to either party at such other address as either party hereto may hereafter designate in writing to the other. All notices shall be deemed to have been given or delivered upon: (a) personal delivery; (b) five days after deposit in the United States mail by certified or registered mail (return receipt requested); (c) two business day after deposit with any return receipt express courier (prepaid); or (d) one business day after transmission by facsimile.
          (b) Headings. The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.
          (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
          (d) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof. It supersedes all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.
          (e) Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Grantee or the Company to the Administrator for review. The resolution of such a dispute by the Administrator shall be final and binding on the Company and Grantee.
          (f) Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Grantee and Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.

          (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to such state’s conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.
     17. Amendment. The terms of this Agreement may not be altered or amended in any manner that would impair the rights of the Grantee hereunder except by a written instrument signed by the Company and the Grantee. Notwithstanding the foregoing, if any provision of the Agreement contravenes Section 409A of the Code, the Company may reform the Agreement or any provision hereof to maintain to the maximum extent practicable the original intent of the provision without violating the provisions of Section 409A.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and Grantee has executed this Agreement, on the dates indicated opposite their respective signatures, effective as of the Date of Grant.

EDDIE BAUER HOLDINGS, INC.

Date:	By:
McNeil S. Fiske, Jr., Chief Executive Officer

GRANTEE

Date:

NAME, in his/ her individual capacity

EXHIBIT A
FORM OF STOCK ONLY STOCK APPRECIATION RIGHT EXERCISE NOTICE AND REPRESENTATIONS
Date:
SOSAR EXERCISE NOTICE AND REPRESENTATIONS
Eddie Bauer Holdings, Inc.
10401 NE 8th Street
Bellevue, WA 98004
Attention: General Counsel
Ladies and Gentlemen:
     1. Stock Only Stock Appreciation Right. I was granted a Stock Only Stock Appreciation Right (the “SOSAR”) to receive shares of the common stock (the “Shares”) of Eddie Bauer Holdings, Inc., a Delaware corporation (the “Company”), pursuant to the terms of my individual Stock Only Stock Appreciation Right Agreement (the “Stock Only Stock Appreciation Right Agreement”) as follows:
          Date of SOSAR Grant:
          Number of SOSARs:
     2. Exercise of SOSAR. I hereby elect to exercise the following number of the above identified SOSARs, all of which are vested in accordance with the Stock Only Stock Appreciation Right Agreement, to receive shares:

Total Shares Received:

     3. Tax Withholding. I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company, if any, in connection with the SOSAR.

     4. Grantee Information.
My address is:

Account Information:
Bank or Broker’s Name: ______________________________________
Name of My Account: ________________________________________
My Account Number: ________________________________________
Routing Information: _________________________________________
Contact Name at bank or brokerage and contact information: __________

My Social Security Number is:

     5. Binding Effect. I agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Stock Only Stock Appreciation Right Agreement set forth therein, to all of which I hereby expressly assent. This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.
     6. Transfer. I understand and acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and that consequently the Shares must be held indefinitely unless they are subsequently registered under the Securities Act, an exemption from such registration is available, or they are sold in accordance with Rule 144 under the Securities Act. I further understand and acknowledge that the Company is under no obligation to register the Shares. I understand that the certificate or certificates evidencing the Shares will be imprinted with legends which prohibit the transfer of the Shares unless they are registered or such registration is not required in the opinion of legal counsel satisfactory to the Company. I am aware that Rule 144 under the Securities Act, which permits limited public resale of securities acquired in a nonpublic offering, is not currently available with respect to the Shares and, in any event, is available only if certain conditions are satisfied. I understand that any sale of the Shares that might be made in reliance upon Rule 144 may only be made in limited amounts in accordance with the terms and conditions of such rule and that a copy of Rule 144 will be delivered to me upon request.

     I understand that I am purchasing the Shares pursuant to the terms of my Stock Only Stock Appreciation Right Agreement, copies of which I have received and carefully read and understand.

Very truly yours,

(Signature)
[Acknowledgement on next page]
Receipt of the above is hereby acknowledged.
Eddie Bauer Holdings, Inc.

By:
Name:
Title:

Dated: